J.P. Morgan & Co. Incorporated
60 Wall Street
New York, NY 10260-0060
NYSE: symbol: JPM


--------------------------------------------------------------------------------

NEWS RELEASE:  IMMEDIATE                                           July 13, 2000


J.P. MORGAN REPORTS SECOND QUARTER 2000 EARNINGS

J.P. Morgan today reported second quarter net income of $542 million, up from $504 million in the second quarter of 1999. Earnings per share were $2.90, an increase of 15% from $2.52 a year ago. Return on common equity was 20% in the quarter compared with 18% in the second quarter of 1999.

Net income for the first half of 2000 was $1.170 billion compared with $1.104 billion in the same period a year ago. Earnings per share were $6.27 compared with $5.53, an increase of 13%. Return on common equity increased to 22% from 20% in the first half 1999.

HIGHLIGHTS FOR THE SECOND QUARTER:

- Economic value added (EVA) was $258 million, an increase of 32% from a year ago

- Revenues of $2.479 billion were up 13% in a challenging market environment

- Momentum continued in Asset Management Services, Equities, and Investment Banking and our proprietary activities produced excellent results, offsetting the impact of depressed fixed income and currency markets

- Expenses rose 17% as a result of performance-related compensation and investment in Equities, Investment Banking, and e-finance initiatives

- We repurchased $480 million of common stock (3.8 million shares) during the quarter

"Our diversified business mix allowed us to deliver strong results in a tougher market environment," said Douglas A. Warner III, chairman. "Areas of strategic growth - asset management, equities, and investment banking - performed well, and we have a robust pipeline of client activity. At the same time, we maintained our performance discipline and returned significant capital to shareholders."

BUSINESS SEGMENT RESULTS

Asset Management Services revenues in the second quarter increased 19% to $409 million from a year ago. Revenues from private banking clients grew significantly as a result of new client acquisition and higher revenues from existing clients. Revenues from institutional investment management and our equity investment in American Century also rose. The segment's pre-tax margin expanded to 26% in the first half of 2000 from 19% in the prior-year period. Assets under management grew 13% from a year ago to approximately $372 billion at June 30, 2000. This excludes $113 billion of assets under management at American Century, in which we have a 45% interest.

--------------------------------------------------------------------------------
Press contact:          Kristin C. Lemkau                           212/648-9583
Investor contact:       Ann B. Patton                               212/648-9446

J.P. Morgan & Co. Incorporated        2


Investment Banking revenues were $426 million, up 4% from last year's strong quarter. Record advisory revenues were driven by strong activity with clients in Europe and in the technology sector. Debt underwriting revenues were lower owing to reduced issuance in the markets. For the first half of 2000, Thompson Financial Securities Data Corporation ranked J.P. Morgan fifth in completed worldwide mergers and acquisitions, with a market share of 20%, up from sixth and 15% in the first half of 1999. In Europe, our share increased from 25% to 36%. We ranked sixth among U.S. lead equity underwriters with a market share of 5.8%, compared with eighth and a market share of 4.4% for the first half of 1999.

Equities revenues increased 31% to $504 million over the prior year on strength in both derivatives and cash securities. Revenues from equity derivatives were well diversified across regions and increased as a result of significant trading gains. Revenues from cash equities rose materially on higher volumes and market share gains, particularly in Europe.

Interest Rate and Currency Markets revenues declined 31% to $384 million from the prior year quarter owing to lower trading results and client activity across all products. Issuers and investors were cautious throughout much of the quarter because of uncertainty about interest rate policy.

Credit Markets revenues were $348 million, 30% below the prior-year quarter. The decline reflected lower underwriting results in both high-grade and high-yield debt, as well as lower trading results, particularly in Latin America. Clients' uncertainty about rising interest rates and equity market volatility slowed issuance and adversely affected our results. Despite these market conditions, the overall quality of our credit portfolio remained high and its risk stable.

Equity Investments revenues were $145 million in the second quarter, resulting primarily from gains realized on investments in the financial services sector. The accumulated market appreciation of the portfolio, excluding sales, declined by $65 million in the period. We invested $107 million during the quarter, approximately one-half of which was committed to the financial services and telecommunications industries. Equity Investments revenues were $6 million in the second quarter of 1999.

Proprietary Positioning revenues were $283 million in the quarter, up from $23 million a year ago. Total return - reported revenues and the change in net unrealized value - was $277 million compared with $5 million a year ago. We achieved excellent results in several market-neutral trading strategies. Risk levels were unchanged from the first quarter and partially offset risks in other business segments.

LabMorgan continued to expand its portfolio of e-finance ventures. Since its inception in March, LabMorgan has received over 1,000 business ideas from outside and within the firm. Of these, 48 are in various stages of validation and acceleration; in addition we continued development of previously launched ventures.

J.P. Morgan & Co. Incorporated        3


Significant initiatives announced during the quarter included:

- SynDirect Wireless, the first wireless communication platform for bond issuers and investors;

- FXAll, a multi-dealer, on-line foreign exchange service and Volbroker.com, the first real time global electronic trading service for currency options;

- several fixed income initiatives in Europe and Asia: Coredeal, a European inter-dealer platform for credit products; Bondclick, a European government bond multi-dealer brokerage; and Asia Bond Portal, a multi-dealer platform in Asia.

OPERATING EXPENSES

Operating expenses were $1.660 billion compared with $1.417 billion in the prior-year quarter, up 17%. The increase was mostly due to higher performance-driven compensation; expenses associated with expanding our Equities and Investment Banking businesses, where we hired approximately 100 experienced bankers, research analysts, and other professionals; and ongoing investment in corporate e-finance initiatives. Business productivity gains continued to help fund our investments. The firm's efficiency ratio was 67% in the second quarter of 2000; compensation expense, which represents two-thirds of our total expenses, remained stable at 44% of revenues.

CAPITAL

The firm purchased approximately $480 million of its common stock (3.8 million shares) in the second quarter under its October 1999 authorization to repurchase up to $3 billion of common stock. The purchases for the first half of 2000 totaled $1.1 billion (9.0 million shares). As of June 30, 2000, approximately $2.5 billion of the authorization had been utilized; we intend to use the remaining $500 million over the next three to nine months, subject to market conditions, business considerations, and other factors. Excess capital averaged $4.1 billion in the quarter compared with $3.7 billion for first quarter of 2000.

At June 30, 2000, under the Federal Reserve Board market risk capital guidelines for the calculation of risk-based capital ratios, J.P. Morgan's estimated tier 1 and total risk-based capital ratios were 8.3% and 11.9%, respectively; the estimated leverage ratio was 4.4%. At March 31, 2000, J.P. Morgan's tier 1 and total risk-based capital ratios were 8.3% and 12.0%, respectively, and the leverage ratio was 4.5%.

                                      # # #

J.P. Morgan is a leading global financial firm that meets critical financial needs for business enterprises, governments, and individuals. The firm advises on corporate strategy and structure, raises capital, makes markets in financial instruments, and manages investment assets. Morgan also commits its own capital to promising enterprises and invests and trades to capture market opportunities.

J.P. Morgan & Co. Incorporated        4


This release may contain forward-looking statements. Our statements, which reflect management's beliefs and expectations, are subject to risks and uncertainties that may cause actual results to differ materially from these statements. For a discussion of the risks and uncertainties, please refer to the J.P. Morgan & Co. Incorporated 1999 Annual Report.

Management will host a conference call with investors at 9:15 a.m. Eastern time on Thursday, July 13. A live audio webcast of the call will be available on the Internet at http://www.jpmorgan.com/ir/2q2000.html. A replay of the call will be available until Tuesday, July 18.

Attached are tables with our segment results; a financial summary; interim consolidated financial statements, which are unaudited; and asset quality tables. J.P. Morgan news releases, including quarterly financial results and a historical financial summary, are available on the Internet at www.jpmorgan.com.

SEGMENT RESULTS
J.P. Morgan & Co. Incorporated

The following table presents our current management reporting structure. Results have been restated for all periods, reflecting recent organization changes. Principal changes include the combination of our Credit Markets and Credit Portfolio segments into a single Credit Markets segment. In addition, revenue and expense allocations between Investment Banking and the other segments, primarily Equities and Credit Markets, have been changed to reflect the new organization. Our consolidated results were not impacted.


                                                                                              Increase /   Increase /    Increase /
                                   Second       Second      First         Six         Six     (Decrease),  (Decrease),   (Decrease),
                                   Quarter      Quarter    Quarter       Months      Months    2Q 2000       2Q 2000      YTD 2000
                                     2000         1999       2000         2000        1999    vs. 2Q 1999  vs. 1Q 2000  vs. YTD 1999
                                    ------------------------------------------------------------------------------------------------
INVESTMENT BANKING
Total revenues                      $   426     $   409     $   452      $   878     $   736     $    17      $   (26)      $   142
Total expenses                          383         309         409          792         601          74          (26)          191
                                    ------------------------------------------------------------------------------------------------
Pretax income                            43         100          43           86         135         (57)          --           (49)
                                    ------------------------------------------------------------------------------------------------
Pretax EVA                               19          75          16           35          88         (56)           3           (53)
                                    ------------------------------------------------------------------------------------------------
Average required economic capital       631         563         639          635         523          68           (8)          112
                                    ------------------------------------------------------------------------------------------------


EQUITIES
Total revenues                          504         385         584        1,088         640         119          (80)          448
Total expenses                          297         192         261          558         378         105           36           180
                                    ------------------------------------------------------------------------------------------------
Pretax income                           207         193         323          530         262          14         (116)          268
                                    ------------------------------------------------------------------------------------------------
Pretax EVA                              162         152         281          443         190          10         (119)          253
                                    ------------------------------------------------------------------------------------------------
Average required economic capital       762         740         732          747         634          22           30           113
                                    ------------------------------------------------------------------------------------------------


INTEREST RATE & CURRENCY MARKETS
Total revenues                          384         560         489          873       1,209        (176)        (105)         (336)
Total expenses                          280         321         334          614         680         (41)         (54)          (66)
                                    ------------------------------------------------------------------------------------------------
Pretax income                           104         239         155          259         529        (135)         (51)         (270)
                                    ------------------------------------------------------------------------------------------------
Pretax EVA                               15         135          32           47         320        (120)         (17)         (273)
                                    ------------------------------------------------------------------------------------------------
Average required economic capital     1,789       2,017       1,732        1,760       2,058        (228)          57          (298)
                                    ------------------------------------------------------------------------------------------------


CREDIT MARKETS
Total revenues                          348         496         550          898       1,327        (148)        (202)         (429)
Total expenses                          164         215         262          426         480         (51)         (98)          (54)
                                    ------------------------------------------------------------------------------------------------
Pretax income                           184         281         288          472         847         (97)        (104)         (375)
                                    ------------------------------------------------------------------------------------------------
Pretax EVA                               76          94         160          236         474         (18)         (84)         (238)
                                    ------------------------------------------------------------------------------------------------
Average required economic capital     3,709       4,225       3,701        3,705       4,479        (516)           8          (774)
                                    ------------------------------------------------------------------------------------------------


EQUITY INVESTMENTS
Total revenues                          145           6         153          298          (8)        139           (8)          306
Total expenses                           26          13          45           71          27          13          (19)           44
                                    ------------------------------------------------------------------------------------------------
Pretax income                           119          (7)        108          227         (35)        126           11           262
                                    ------------------------------------------------------------------------------------------------
Pretax EVA                               35          (1)         78          113         (60)         36          (43)          173
                                    ------------------------------------------------------------------------------------------------
Average required economic capital     1,661       1,365       1,882        1,772       1,321         296         (221)          451
                                    ------------------------------------------------------------------------------------------------


PROPRIETARY POSITIONING
Total revenues                          283          23         188          471         150         260           95           321
Total expenses                           53          43          56          109          75          10           (3)           34
                                    ------------------------------------------------------------------------------------------------
Pretax income                           230         (20)        132          362          75         250           98           287
                                    ------------------------------------------------------------------------------------------------
Pretax EVA                              197         (96)        150          347        (189)        293           47           536
                                    ------------------------------------------------------------------------------------------------
Average required economic capital       489       1,234         496          492       2,415        (745)          (7)       (1,923)
                                    ------------------------------------------------------------------------------------------------


ASSET MANAGEMENT SERVICES
Total revenues                          409         343         407          816         652          66            2           164
Total expenses                          300         268         303          603         525          32           (3)           78
                                    ------------------------------------------------------------------------------------------------
Pretax income                           109          75         104          213         127          34            5            86
                                    ------------------------------------------------------------------------------------------------
Pretax EVA                               87          56          83          170          91          31            4            79
                                    ------------------------------------------------------------------------------------------------
Average required economic capital       590         556         530          607         554          34           60            53
                                    ------------------------------------------------------------------------------------------------


CORPORATE
Total revenues                          (20)        (31)         13           (7)        (24)         11          (33)           17
Total expenses                          157          56         185          342         218         101          (28)          124
                                    ------------------------------------------------------------------------------------------------
Pretax income                          (177)        (87)       (172)        (349)       (242)        (90)          (5)         (107)
                                    ------------------------------------------------------------------------------------------------
Pretax EVA                             (207)       (108)       (240)        (447)       (161)        (99)          33          (286)
                                    ------------------------------------------------------------------------------------------------
Average required economic capital    (1,273)     (1,239)     (1,198)      (1,282)     (1,420)        (34)         (75)          138
                                    ------------------------------------------------------------------------------------------------


CONSOLIDATED
Total revenues                        2,479       2,191       2,836        5,315       4,682         288         (357)          633
Total expenses                        1,660       1,417       1,855        3,515       2,984         243         (195)          531
                                    ------------------------------------------------------------------------------------------------
Pretax income                           819         774         981        1,800       1,698          45         (162)          102
                                    ------------------------------------------------------------------------------------------------
Pretax EVA                              384         307         560          944         753          77         (176)          191
                                    ------------------------------------------------------------------------------------------------
Average required economic capital     8,358       9,461       8,514        8,436      10,564      (1,103)        (156)       (2,128)
                                    ------------------------------------------------------------------------------------------------

J.P. Morgan & Co. Incorporated


NOTES TO SEGMENT RESULTS TABLE:

-- We define economic value added (EVA) as operating income, adjusted to reflect certain segments on a total return basis, less preferred stock dividends and a charge for the cost of equity capital. The firm's cost of equity capital is currently estimated at 10.5%.


-- Corporate includes revenues and expenses related to Euroclear activities, as follows:

                                   Second           Second          First
                                  Quarter          Quarter        Quarter        Six Months          Six Months
 In millions                         2000             1999           2000              2000                1999
---------------------------------------------------------------------------------------------------------------
Total revenues                       $81             $65            $76              $157                 $130
Total expenses                         4               3              9                13                   12
---------------------------------------------------------------------------------------------------------------
Pretax income                         77              62             67               144                  118
---------------------------------------------------------------------------------------------------------------


REQUIRED VERSUS AVAILABLE CAPITAL
J.P. Morgan & Co. Incorporated

                                                               Second               Six
                                                               Quarter             Months
 In millions                                                    2000                2000
------------------------------------------------------------------------------------------
Average common equity                                           $10,897           $10,764
Trust preferred securities                                        1,150             1,150
Fixed and adjustable preferred stock                                444               444
Other adjustments                                                   (62)              (56)
------------------------------------------------------------------------------------------
Total available capital                                          12,429            12,302
------------------------------------------------------------------------------------------
Total required economic capital of
    business segments                                             9,631             9,718
Corporate                                                         1,283             1,264
Diversification                                                  (2,556)           (2,546)
------------------------------------------------------------------------------------------
Total required economic capital                                   8,358             8,436
------------------------------------------------------------------------------------------
Excess available capital                                          4,071             3,866
------------------------------------------------------------------------------------------


ADVISORY AND UNDERWRITING FEES
J.P. Morgan & Co. Incorporated


-------------------------------------------------------------------------------------------------------------------------
                                                ADVISORY             UNDERWRITING REVENUE              TOTAL ADVISORY AND
In millions                                         FEES             AND SYNDICATION FEES               UNDERWRITING FEES
-------------------------------------------------------------------------------------------------------------------------
Second Quarter 2000                                 $249                             $219                           $468

Second Quarter 1999                                  183                              274                            457

First Quarter 2000                                   236                              307                            543
-------------------------------------------------------------------------------------------------------------------------

Six Months 2000                                      485                              526                          1,011

Six Months 1999                                      356                              491                            847

-------------------------------------------------------------------------------------------------------------------------

J.P. Morgan & Co. Incorporated


FINANCIAL SUMMARY
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------

Dollars in millions, except share data

                                                                                            First
                                                        Second Quarter                     Quarter                Six Months
                                             --------------------------------------   ----------------  ----------------------------
                                                    2000               1999                  2000             2000            1999
                                             --------------------------------------   ----------------  ----------------------------
Net Income                                          $542               $504                  $628           $1,170          $1,104
Economic value added (EVA) - after taxes             258                195                   358              616             480

Per common share:
Net income
     Basic                                         $3.10              $2.71                 $3.62            $6.66           $5.94
     Diluted                                        2.90               2.52                  3.37             6.27            5.53
Dividends declared                                  1.00               0.99                  1.00             2.00            1.98
Book value                                         60.76              57.60                 59.82
-----------------------------------------------------------------------------------------------------------------------------------

Common shares issued and outstanding
     at period-end                           159,869,519        175,949,606           162,502,847
-----------------------------------------------------------------------------------------------------------------------------------

Weighted-average number of common
     and dilutive potential common shares
     outstanding                             183,730,614        196,539,342           183,589,900      183,660,257     196,461,040
-----------------------------------------------------------------------------------------------------------------------------------


Dividends declared on common stock                  $160               $175                  $163             $323            $350
Dividends declared on preferred stock                 10                  9                     9               19              18
-----------------------------------------------------------------------------------------------------------------------------------

Annualized rate of return on average
     common stockholders' equity                    19.6%              18.0%                 23.4%            21.5%           20.1%
As % of period-end total assets:
     Common equity                                   4.2%               4.1%                  3.8%
     Total equity                                    4.4                4.4                   4.1
-----------------------------------------------------------------------------------------------------------------------------------

Regulatory capital ratios  (a)
     Tier 1 risk-based capital ratio                 8.3%               8.4%                  8.3%
     Total risk-based capital ratio                 11.9               12.5                  12.0
     Leverage ratio                                  4.4                4.5                   4.5
Risk-adjusted assets  (a)                        142,614            142,477               141,064
-----------------------------------------------------------------------------------------------------------------------------------

Average balances
     Debt investment securities (b)               $7,263            $29,512               $12,684           $9,973         $31,660
     Loans                                        26,399             25,552                26,654           26,527          26,527
     Total interest-earning assets               194,807            192,306               185,561          190,184         194,761
     Total assets                                271,250            266,145               260,458          265,853         268,142
     Total interest-bearing liabilities          184,591            189,071               176,304          180,447         189,740
     Total liabilities                           259,659            254,446               249,133          254,395         256,567
     Common stockholders' equity                  10,897             11,005                10,631           10,764          10,881
     Total stockholders' equity                   11,591             11,699                11,325           11,458          11,575

Net interest earnings before credit loss             394                445                   470              864             855
    provisions (fully taxable basis)
Net yield on interest-earning assets                0.81%              0.93%                 1.02%            0.91%           0.89%
-----------------------------------------------------------------------------------------------------------------------------------

Employees at period-end                           15,988             14,902                15,622
-----------------------------------------------------------------------------------------------------------------------------------

(a) Regulatory capital ratios and risk-adjusted assets are estimates at June 30, 2000.

(b) Average debt investment securities are computed on historical amortized cost, excluding the effects of SFAS No. 115 adjustments.

J.P. Morgan & Co. Incorporated


CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------

In millions, except share data

                                                                                   Three months ended
                                                          -----------------------------------------------------------------------
                                                           June 30       June 30      Increase/       March 31         Increase/
                                                              2000          1999      (Decrease)          2000         (Decrease)
                                                          -----------------------------------------------------------------------
NET INTEREST REVENUE
Interest revenue                                            $3,244        $2,713           $531         $3,031              $213
Interest expense                                             2,865         2,288            577          2,578               287
---------------------------------------------------------------------------------------------------------------------------------

Net interest revenue                                           379           425            (46)           453               (74)
Reversal of provision for loan losses                           (4)         (105)           101              -                (4)
---------------------------------------------------------------------------------------------------------------------------------
Net interest revenue after loan loss provisions                383           530           (147)           453               (70)


NONINTEREST REVENUES
Trading revenue                                                906           803            103            950               (44)
Advisory and underwriting fees                                 468           457             11            543               (75)
Investment management fees                                     303           260             43            276                27
Fees and commissions                                           232           191             41            284               (52)
Investment securities revenue/(loss)                           128           (29)           157            157               (29)
Other revenue/(loss)                                            59 (a)       (21) (a)        80            173 (a)          (114)
---------------------------------------------------------------------------------------------------------------------------------
Total noninterest revenues                                   2,096         1,661            435          2,383              (287)

Total revenues, net                                          2,479         2,191            288          2,836              (357)

OPERATING EXPENSES
Employee compensation and benefits                           1,097           970            127          1,300              (203)
Net occupancy                                                   81            80              1             82                (1)
Technology and communications                                  246           231             15            258               (12)
Other expenses                                                 236           136            100            215                21
---------------------------------------------------------------------------------------------------------------------------------
Total operating expenses                                     1,660         1,417            243          1,855              (195)

Income before income taxes                                     819           774             45            981              (162)
Income taxes                                                   277           270              7            353               (76)
---------------------------------------------------------------------------------------------------------------------------------
Net income                                                     542           504             38            628               (86)

PER COMMON SHARE
Net income:
     Basic                                                   $3.10         $2.71          $0.39          $3.62            ($0.52)
     Diluted                                                  2.90          2.52           0.38           3.37             (0.47)
Dividends declared                                            1.00          0.99           0.01           1.00                 -
---------------------------------------------------------------------------------------------------------------------------------

(a) Includes a provision for credit losses on lending commitments of $37 million, $35 million and $1 million for the three months ended June 30, 2000 and 1999, and March 31, 2000, respectively.

J.P. Morgan & Co. Incorporated


CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------

In millions, except share data

                                                                                        Six months ended
                                                          -----------------------------------------------------------------
                                                                      June 30                 June 30            Increase/
                                                                         2000                    1999            (Decrease)
                                                          -----------------------------------------------------------------
NET INTEREST REVENUE
Interest revenue                                                       $6,275                  $5,470                 $805
Interest expense                                                        5,443                   4,656                  787
---------------------------------------------------------------------------------------------------------------------------
Net interest revenue                                                      832                     814                   18
Reversal of provision for loan losses                                      (4)                   (105)                 101
---------------------------------------------------------------------------------------------------------------------------
Net interest revenue after loan loss provisions                           836                     919                  (83)


NONINTEREST REVENUES
Trading revenue                                                         1,856                   1,937                  (81)
Advisory and underwriting fees                                          1,011                     847                  164
Investment management fees                                                579                     506                   73
Fees and commissions                                                      516                     405                  111
Investment securities revenue/ (loss)                                     285                     (70)                 355
Other revenue                                                             232 (a)                 138 (a)               94
---------------------------------------------------------------------------------------------------------------------------
Total noninterest revenues                                              4,479                   3,763                  716

Total revenues, net                                                     5,315                   4,682                  633

OPERATING EXPENSES
Employee compensation and benefits                                      2,397                   2,066                  331
Net occupancy                                                             163                     162                    1
Technology and communications                                             504                     478                   26
Other expenses                                                            451                     278                  173
---------------------------------------------------------------------------------------------------------------------------
Total operating expenses                                                3,515                   2,984                  531

Income before income taxes                                              1,800                   1,698                  102
Income taxes                                                              630                     594                   36
---------------------------------------------------------------------------------------------------------------------------
Net income                                                              1,170                   1,104                   66

PER COMMON SHARE
Net income:
     Basic                                                              $6.66                   $5.94                $0.72
     Diluted                                                             6.27                    5.53                 0.74
Dividends declared                                                       2.00                    1.98                 0.02
---------------------------------------------------------------------------------------------------------------------------

(a) Includes a provision for credit losses on lending commitments of $38 million and $35 million for the six months ended June 30, 2000 and 1999, respectively.

J.P. Morgan & Co. Incorporated


CONSOLIDATED BALANCE SHEET (PRELIMINARY)
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------

In millions, except share data                                                          June 30          March 31     December 31
                                                                                           2000             2000             1999
                                                                                      -------------------------------------------
ASSETS
Cash and due from banks                                                               $   2,498        $   1,901        $   2,463
Interest-earning deposits with banks                                                      4,705            5,198            2,345
Debt investment securities available-for-sale                                             5,920            8,600           14,286
Equity investment securities                                                              1,738            1,938            1,734
Trading account assets (including derivative receivables of $39,554 at June
   2000, $47,194 at March 2000 and $43,658 at December 1999)                            124,391          139,067          117,592
Securities purchased under agreements to resell ($41,910 at June 2000, $42,491
   at March 2000 and $34,470 at December 1999) and federal funds sold                    43,010           42,916           35,970
Securities borrowed                                                                      33,359           33,690           34,716
Loans, net of allowance for loan losses of $283 at June 2000, $290 at March 2000
   and $281 at December 1999                                                             26,898           26,870           26,568
Accrued interest and accounts receivable                                                  6,654            6,979           10,119
Premises and equipment, net of accumulated depreciation of $1,361 at June 2000,
   $1,325 at March 2000 and $1,319 at December 1999                                       2,038            2,005            1,997
Other assets                                                                             14,695           15,398           13,108
---------------------------------------------------------------------------------------------------------------------------------

Total assets                                                                            265,906          284,562          260,898
---------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
Deposits (including interest-bearing deposits of $43,873 at June 2000, $45,715
   at March 2000 and $43,922 at December 1999)                                           46,511           47,334           45,319
Trading account liabilities (including derivative payables of $40,222 at June
   2000, $46,235 at March 2000 and $44,976 at December 1999)                             81,324           89,895           80,417
Securities sold under agreements to repurchase ($67,228 at June 2000, $73,811 at
   March 2000 and $58,950 at December 1999) and federal funds purchased                  67,600           74,641           59,693
Commercial paper                                                                          8,152            8,734           11,854
Other liabilities for borrowed money                                                      9,709           10,140           10,258
Accounts payable and accrued expenses                                                    10,313            9,977           10,621
Long-term debt not qualifying as risk-based capital                                      18,025           20,126           19,048
Other liabilities, including allowance for credit losses of $163 at June 2000,
   $126 at March 2000 and $125 at December 1999                                           6,383            5,883            5,897
---------------------------------------------------------------------------------------------------------------------------------
                                                                                        248,017          266,730          243,107
Liabilities qualifying as risk-based capital:
Long-term debt                                                                            4,988            5,059            5,202
Company-obligated mandatorily redeemable preferred securities of subsidiaries             1,150            1,150            1,150
---------------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                       254,155          272,939          249,459

STOCKHOLDERS' EQUITY
Preferred stock (authorized shares: 10,000,000)
   Adjustable rate cumulative preferred stock, $100 par value (issued and
     outstanding: 2,444,300)                                                                244              244              244
   Variable cumulative preferred stock, $1,000 par value (issued and
     outstanding: 250,000)                                                                  250              250              250
   Fixed cumulative preferred stock, $500 par value (issued and
     outstanding: 400,000)                                                                  200              200              200
Common stock, $2.50 par value (authorized shares: 500,000,000; issued:
   200,998,455 at June 2000, March 2000 and December 1999)                                  502              502              502
Capital surplus                                                                           1,229            1,247            1,249
Common stock issuable under stock award plans                                             2,152            1,951            2,002
Retained earnings                                                                        11,717           11,354           10,908
Accumulated other comprehensive income:
   Net unrealized gains on investment securities, net of taxes                               53              119               44
   Foreign currency translation, net of taxes                                               (14)             (16)             (18)
---------------------------------------------------------------------------------------------------------------------------------
                                                                                         16,333           15,851           15,381
Less: treasury stock (41,128,936 common shares and 15,000 preferred shares at
   June 2000, 38,495,608 common shares at March 2000 and 36,200,897 common
     shares at December 1999) at cost                                                     4,582            4,228            3,942
---------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                               11,751           11,623           11,439
---------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                              265,906          284,562          260,898
---------------------------------------------------------------------------------------------------------------------------------

CREDIT EXPOSURES (PRELIMINARY)
J.P. Morgan & Co. Incorporated

CREDIT EXPOSURE (PRELIMINARY)

                                                                    June 30, 2000                             December 31, 1999
                                          ----------------------------------------    ------------------------------------------
   In billions                              Carrying value             Fair value       Carrying value               Fair value
   -----------------------------------------------------------------------------------------------------------------------------
   Derivatives                                       $39.6 (a)              $39.6                $43.7 (a)                $43.7
   Loans and lending commitments                      26.7 (b)               27.0                 26.4 (b)                 26.5
   -----------------------------------------------------------------------------------------------------------------------------
   Total credit exposures   (c)                       66.3                   66.6                 70.1                     70.2
   -----------------------------------------------------------------------------------------------------------------------------

   (a) Carried at fair value on the balance sheet with changes in fair value recorded in the income statement. Includes credit valuation adjustment at June 30, 2000 and December 31, 1999, of $605 million and $670 million, respectively.

   (b) Amount net of allowance for credit losses of $446 million as of June 30, 2000 and $406 million as of December 31, 1999. Carrying value excludes the notional value of lending commitments, which are off-balance-sheet instruments.

   (c) Substantially all credit risk related to derivatives, loans, and lending commitment exposures are managed by the Credit Markets segment.


CREDIT EXPOSURE BEFORE AND AFTER COLLATERAL (PRELIMINARY)

                                                                                          After collateral and netting(b)
                                                                             --------------------------------------------
                                    June 30, 2000      December 31, 1999          June 30, 2000        December 31, 1999
   In billions                     Gross Exposure         Gross Exposure           Net Exposure             Net Exposure
   ----------------------------------------------------------------------------------------------------------------------
   Derivatives                              $39.6 (a)              $43.7 (a)              $34.0 (a)                $37.7 (a)
   Loans   (c)                               27.2                   26.8                   19.7                     18.9
   ----------------------------------------------------------------------------------------------------------------------

   (a) Includes the benefit of master netting agreements of $88.6 billion and $107.6 billion at June 30, 2000 and December 31, 1999, respectively.

   (b) Collateral held consisting of highly rated liquid securities (U.S. government securities) and cash was as follows: derivatives - $5.6 billion (June 30, 2000) and $6 billion (December 31, 1999); and loans - $7.5 billion (June 30, 2000) and $7.9 billion (December 31, 1999).

   (c)  Before allowance for credit losses.


COUNTERPARTY CREDIT QUALITY (PRELIMINARY)

                                                                                                            Loans and lending
                                                                  Derivatives                                     commitments
                                     -----------------------------------------    --------------------------------------------
                                         June 30, 2000      December 31, 1999          June 30, 2000        December 31, 1999
   ---------------------------------------------------------------------------------------------------------------------------
   AAA, AA                                          53 %                   52  %                  44  %                    43 %
   A                                                31                     31                     27                       29
   BBB                                              10                     12                     18                       18
   BB or below                                       6                      5                     11                       10
   ---------------------------------------------------------------------------------------------------------------------------
                                                   100                    100                    100                      100
   ---------------------------------------------------------------------------------------------------------------------------

   Estimated percentages of credit exposures by counterparty credit rating based on internal credit ratings. Ratings of AAA, AA, A and BBB represent investment-grade ratings and are analogous to those of public rating agencies in the United States. Credit exposures reflect the benefits of master netting agreements, collateral, and purchased credit protection (i.e. credit derivatives).


EQUITY INVESTMENT SECURITIES
J.P. Morgan & Co. Incorporated

   The following table shows gross unrealized gains and losses, a comparison of the cost, fair value and carrying value of marketable, nonmarketable, and SBIC (small business investment company) securities portfolios of J.P. Morgan consolidated. A substantial portion of these are included in our Equity Investments segment.


   In millions: June 30                                    Marketable          Nonmarketable                  SBIC securities
   ---------------------------------------------------------------------------------------------------------------------------
   Accounting                               Fair value through equity                   Cost      Fair value through earnings
   ---------------------------------------------------------------------------------------------------------------------------
   Cost                                                          $353                   $688                             $300
   ---------------------------------------------------------------------------------------------------------------------------
   Gross unrealized gains                                         124                     51                              284
   Gross unrealized losses                                        (10)                    (6)                              (1)
   ---------------------------------------------------------------------------------------------------------------------------
   Net unrealized gains                                           114                     45                              283
   ---------------------------------------------------------------------------------------------------------------------------
   Fair value                                                     467                    733                              583
   ---------------------------------------------------------------------------------------------------------------------------
   Carrying value on balance sheet                                467                    688                              583
   ---------------------------------------------------------------------------------------------------------------------------

J.P. Morgan & Co. Incorporated
ASSET QUALITY

IMPAIRED LOANS
J.P. Morgan & Co. Incorporated

--------------------------------------------------------------------------------------------------------------------------------

                                                             June 30,                   March 31,                      June 30,
In millions                                                      2000                        2000                          1999
--------------------------------------------------------------------------------------------------------------------------------
Impaired loans:
   Commercial and industrial                                     $122                        $117  (a)                      $38
   Other                                                           18                          23                            29
--------------------------------------------------------------------------------------------------------------------------------

Total impaired loans                                              140                         140                            67
--------------------------------------------------------------------------------------------------------------------------------

(a) The increase during the first quarter of 2000 primarily relates to the addition of one European counterparty.


ALLOWANCES FOR CREDIT LOSSES
J.P. Morgan & Co. Incorporated

Allowance for loan losses
------------------------------------------------------------------------------------------------------------------------------------
                                                Second Quarter       Six  Months Ended        Second Quarter       Six Months Ended
In millions                                               2000           June 30, 2000                  1999          June 30, 1999
------------------------------------------------------------------------------------------------------------------------------------
Beginning balance                                         $290                    $281                  $447                   $470
------------------------------------------------------------------------------------------------------------------------------------
(Reversal of provision for loan losses)                     (4)                     (4)                 (105)                  (105)
------------------------------------------------------------------------------------------------------------------------------------
Recoveries                                                   3                      12                     1                      6
Charge-offs: (a)
   Commercial and industrial                                 -                       -                    (7)                   (10)
   Other, primarily other financial
    institutions                                            (6)                     (6)                   (1)                   (26)
------------------------------------------------------------------------------------------------------------------------------------
Net (charge-offs) / recoveries                              (3)                      6                    (7)                   (30)
------------------------------------------------------------------------------------------------------------------------------------
Ending balance                                             283                     283                   335                    335
------------------------------------------------------------------------------------------------------------------------------------

(a) Charge-offs include losses on loan sales of $5 million for the three months ended June 30, 1999. Charge-offs include losses on loan sales of $30 million for the six months ended June 30, 1999.


Components of the allowance for loan losses
-----------------------------------------------------------------------------------------------------------------------------------
                                                                June 30,                   March 31,                      June 30,
In millions                                                         2000                        2000                          1999
-----------------------------------------------------------------------------------------------------------------------------------
Specific counterparty components in the U.S.                         $ 9                        $ 13                           $ 6
Specific counterparty components outside the U.S.                     66                          33                             8
-----------------------------------------------------------------------------------------------------------------------------------
Total specific counterparty                                           75                          46                            14
Expected loss                                                        208                         244                           321
-----------------------------------------------------------------------------------------------------------------------------------
Total allowance                                                      283                         290                           335
-----------------------------------------------------------------------------------------------------------------------------------


Allowance for credit losses on lending commitments*
------------------------------------------------------------------------------------------------------------------------------------
                                   Second Quarter            Six Months Ended              Second Quarter          Six Months Ended
In millions                                  2000               June 30, 2000                        1999             June 30, 1999
------------------------------------------------------------------------------------------------------------------------------------
Beginning balance                            $126                        $125                        $125                      $125
------------------------------------------------------------------------------------------------------------------------------------
Provision for credit losses                    37                          38                          35                        35
------------------------------------------------------------------------------------------------------------------------------------
Ending balance                                163                         163                         160                       160
------------------------------------------------------------------------------------------------------------------------------------

Components of the allowance for credit losses on lending commitments*
------------------------------------------------------------------------------------------------------------------------------------
                                                                          June 30,             March 31,                   June 30,
In millions                                                                   2000                  2000                       1999
------------------------------------------------------------------------------------------------------------------------------------
Specific counterparty components in the U.S.                                  $ 19                  $ 19                       $ 17
Specific counterparty components outside the U.S.                                4                     4                          3
------------------------------------------------------------------------------------------------------------------------------------
Total specific counterparty                                                     23                    23                         20
Expected loss                                                                  140                   103                        140
------------------------------------------------------------------------------------------------------------------------------------
Total allowance                                                                163                   126                        160
------------------------------------------------------------------------------------------------------------------------------------

* Includes commitments to extend credit, standby letters of credit, and guarantees.